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EXHIBIT 10.53


                              SETTLEMENT AGREEMENT

         This Settlement Agreement is entered into as of the 13 day of October 2005 by and between Advanced Refractive Technologies Inc. (the "Company") and Gebauer Medizintechnik GmbH (Gebauer),

                                    RECITALS:
                                    ---------

         Certain disputes have arisen between the Company and Gebauer, and the parties desire to reach a full compromise and settlement of all obligations and disputes BETWEEN THEM IN their entirety, and to enter into a mutual general release;

        NOW, THEREFORE; the parties agree as follows:

         1.       MUTUAL RELEASES.

                 1.1 RELEASE OF THE COMPANY. Gebauer, acting on his own behalf and on behalf of its directors and officers hereby unconditionally releases and discharges the Company, and its officers, directors, agents, successors and representatives, from any and all claims, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature, character and description, known or unknown, fixed or contingent, which Gebauer (or any person claiming through or on behalf of Gebauer) now owns or holds, or has at, any time heretofore owned or held, against any of them,

                 1.2 Release of Gebauer. The Company, acting on its own behalf and on behalf of its directors and officers, hereby unconditionally releases and discharges Gebauer from any and all claims, liabilities, demands, obligations, costs, expenses, actions and causes of action; of every nature, character and description, known and unknown, fixed or contingent, which the Company (or any person claiming through or on behalf of the Company) now owns or holds; or has at any time heretofore owned or held, against Gebauer.

         2 ATTORNEYS' FEES, If any legal action arises under this Agreement, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred to enforce or interpret this Agreement.

         3. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, representations and understandings,

         4. ADVICE; REPRESENTATION. Gebauer and the Company each acknowledges that it has obtained such advice, including advice from legal counsel, as it has deemed necessary and appropriate under the circumstances. Each of Gebauer and the Company is aware that under this Agreement it forgoes certain legal rights, and is willing to forego those rights in exchange for the settlement consideration described herein.



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         5. TERMINATION OF THE MANUFACTURING SUPPLY AND DISTRIBUTION AGREEMENT.
The Company acknowledges and agrees that the Manufacturing, Supply and Distribution Agreement dated as of April 27, 2004 by and between Gebauer and the Company (the "Agreement") is terminated and that neither Gebauer nor the Company has any further obligations under the Agreement other than the Confidentiality provisions of Section 15 and the recordkeeping requirements of Section 3.2(iv) of the Agreement which shall survive such termination.

         6. FURTHER ASSURANCES. The Company agrees to promptly provide Gebauer with (i) a complete list of customer names, addresses; and Gebauer products sold by the Company; and (ii) the Company's customer complaint file for Gebauer products. The Company also agrees to promptly provide to Gebauer any and all relevant information in the Company's control or possession that may be necessary for Gebauer to respond to any regulatory requirement or inquiry or to allow Gebauer to deal with any Gebauer product recall.

         7, GOVERNING LAW. This Settlement Agreement shall be governed by the laws of the Federal State of Baden-Wuerttemberg in Germany without regard to its conflicts of law provisions.

          8. COUNTERPARTS. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall be deemed one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                 Advanced Refractive Technologies Inc.

                 By: /s/ Randal A. Bailey
                 ------------------------
                 President

                 Gebauer Madizintechnik GmbH

                 By: /s/ Steffen Gebauer
                 -----------------------
                 Steffen Gebauer, Managing Director